EXHIBIT 10.5

                        SHARE PURCHASE AND SALE AGREEMENT
                        ---------------------------------


THIS AGREEMENT made effective the 30th day of May, 2001.


BETWEEN: HADRO RESOURCES, INC., a body corporate incorporated under the laws of the State of Nevada and carrying on business in the United States of America

          (the "Purchaser")

AND: U.S. OIL & GAS RESOURCES INC. a body corporate incorporated under the laws of British Columbia, and carrying on business in the City of Vancouver, British Columbia

          (the "Vendor")

AND: OAKHILLS ENERGY INC., THOR ENERGY INC., and O.J. OIL & GAS INC., bodies corporate incorporated under the laws of the State of Oklahoma and each carrying on business in the City of Holdenville, Oklahoma

          (collectively "Subs 1-3")


WHEREAS the Vendor is the registered and beneficial owner of all of the issued and outstanding common shares in the capital stock of Subs 1-3 (the "Subs 1-3 Shares"); and

WHEREAS the Vendor wishes to sell, transfer and convey the Subs 1-3 Shares to the Purchaser and the Purchaser is offering to purchase 100% of the Subs 1-3 Shares, subject to the terms and conditions contained herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants, agreements, representations and warranties contained herein and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties covenant and agree as follows:

1.   INTERPRETATION

1.1  Where used herein, the following terms shall have the following meanings:

     (a) "Agreement", "hereto", "hereof", "herein", "hereby", and "hereunder" and similar expressions mean and refer to this Agreement as the same may be amended, modified or supplemented at any time or from time to time;

     (b)  "Assets" means the right, title and interest of Subs 1-3;

     (c)  "CDNX" means the Canadian Venture Exchange;

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     (d)  "Closing" means the completion of the purchase and sale of the Subs
          1-3 Shares pursuant hereto which shall take place within ten (10) business days of the acceptance of this Agreement for filing with the CDNX and the granting of shareholder approval of the Vendor to this Agreement, but in any event, not later than July 31, 2001, or on such other date as may be orally agreed between the parties hereto;

     (e) "Purchase Price" means the purchase price set out in paragraph 2.1 hereof;

     (f) "The Purchaser Shares" means shares in the capital stock of the Purchaser issued to the Vendor as consideration for the purchase of the Subs 1-3 Shares as set out in paragraph 2.1 hereof; and

     (g) "Vendor's Counsel" means Page Fraser and Associates, Barristers and Solicitors, of Vancouver, British Columbia in their capacity as counsel to the Vendor.


2.   PURCHASE OF SHARES

2.1 Subject to Closing and Section 2.5 of this Agreement, as of the Closing the Vendor hereby sells, assigns, transfers and conveys to the Purchaser, and the Purchaser hereby purchases from the Vendor, 100% of the Subs 1-3 Shares in consideration of the issuance to the Vendor of 10,000,000 Rule 144 restricted common shares in the capital stock of the Purchaser on Closing.

2.2 The Purchaser agrees, in partial consideration for the transfer of 100% of the Subs 1-3 Shares to the Purchaser on Closing, to provide registration rights to register The Purchaser Shares for unrestricted transfer free trading status upon the written request of the Vendor, such registration of The Purchaser Shares shall be conducted by the Purchaser as soon as possible after written notice is tendered by the Vendor at the cost of the Purchaser. The Purchaser agrees to utilize its best efforts to conclude such registration in under 6 months.

2.3 The Vendor and the Purchaser agree that all funds advanced by the Purchaser to Subs 1-3 before the Closing shall be accounted for as such demand advances by the Purchaser, and evidenced by the issue of promissory demand notes by the Subs 1-3 (the "Demand Advances").

2.4 A finders fee payable in Rule 144 restricted common shares in the capital stock of the Purchaser shall be paid pursuant to this transaction by the Purchaser in the total of an additional 5% of The Purchaser Shares upon Closing.

2.5 This Agreement is subject to due diligence to be conducted by the Purchaser on or before the Closing date.


3.   REPRESENTATIONS AND WARRANTIES OF THE VENDOR

3.1 The Vendor hereby represents and warrants to and in favour of the Purchaser (the Purchaser relying on such representations and warranties in entering into this Agreement) that, as of the date hereof and as at the Closing:

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     (a)  the Vendor is the registered owner of all of the issued and outstanding shares in the capital stock of Subs 1-3 and the Vendor has a 100% beneficial right, title and interest in and to these Subs 1-3 Shares;

     (b) the Subs 1-3 Shares will be validly issued and outstanding as fully paid and non-assessable with no options, contracts, calls, commitments or rights of any character relating thereto;

     (c) the Vendor has the full capacity and authority to sell, transfer, convey, assign or option its Subs 1-3 Shares in accordance with the terms of this Agreement;

     (d) this Agreement and all other documents executed and delivered by the Vendor pursuant hereto constitute legal, valid and binding obligations of the Vendor enforceable in accordance with their terms;

     (e) the Vendor's legal and beneficial title to its Subs 1-3 Shares is free and clear of all liens, charges, encumbrances, adverse claims and demands by any parties other than those to this Agreement;

     (f) the Vendor is not a party to any actions, suits or other legal, administrative or arbitration proceedings or government investigations which might reasonably be expected to result in impairment or loss of the Vendors' interest in the Subs 1-3 Shares;

     (g) the entering into of this Agreement by the Vendor and the completion of sale by the Vendor of the Subs 1-3 Shares pursuant hereto will not, to the best of its knowledge, result in the violation of any law, regulation or statute of the Province of British Columbia or the United States;

     (h) the Vendor has incurred no obligations or liabilities, contingent or otherwise, for brokers' or finders' fees in respect of this transaction for which the Purchaser shall have any obligation or liability;

     (i) Subs 1-3 are private companies duly incorporated, properly organized, validly existing and qualified to carry on business under the laws of the State of Oklahoma with all necessary power, authority and capacity to own or otherwise hold its property and assets, is in good standing, and has conducted its business in accordance with applicable laws;

     (j) there will be no outstanding shareholders' loans owing to the Vendor by Subs 1-3;

     (k)  Subs 1-3 holds no assets other than the Assets;

     (l) Subs 1-3 do not own any shares in any corporations or any beneficial interests in any other entities, nor are Subs 1-3 a party to any agreements of any nature to acquire any such shares or beneficial interests or to acquire or lease any other business operations;

     (m) Subs 1-3 will have good and marketable title to the Assets, free and clear of all material liens, mortgages, charges, costs, expenses, liabilities and encumbrances of every nature and kind whatsoever other than that outlined in the audited financial statements of Subs 1-3 as attached as Exhibit A to this Agreement; and

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     (n)  there are no suits or proceedings at law or equity before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which could adversely affect the business of Subs 1-3 or the purchase and sale herein contemplated.

3.4 The Vendor acknowledges and agrees that the Purchaser has entered into this Agreement relying on the warranties and representations and other terms and conditions hereof.


4.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

4.1 The Purchaser represents and warrants to the Vendor (the Vendor relying on such representations and warranties in entering into this Agreement) that as of the date hereof:

     (a) the Purchaser is a corporation duly incorporated under the laws of the State of Nevada, is validly existing and in good standing with respect to the filing of annual returns, and has the authority and capacity to enter into this Agreement and to carry out the transactions contemplated hereby;

     (b) all information with respect to the business activities of the Purchaser publicly disclosed by the Purchaser is true and correct;

     (c) all necessary corporate actions have been or will be taken prior to Closing to authorize the Purchaser to enter into and perform this Agreement and this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms;

     (d) the entering into of this Agreement and the transactions contemplated hereby will not result in the violation or breach of any of the terms and provisions of any indenture, lease or agreement, written or oral, to which the Purchaser is a party or by which the Purchaser is bound or affected;

     (e) the entering into of this Agreement by the Purchaser and the completion by the Purchaser of the purchase of the Subs 1-3 Shares will not result in the violation of any law of the State of Nevada or the laws of the United States of America applicable therein;

     (f) the Purchaser has not made any arrangements, commitments or undertakings for the payment of any finder's fees, commissions or brokerage fees in respect of the transactions contemplated by this Agreement for which the Vendor will have any liability other than that disclosed in Section 2 of this Agreement;

     (g) the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of the constating documents or bylaws of the Purchaser or the Purchaser's Listing Agreement with the NASD's OTCBB or the Form 211s filed by its market makers with the NASD; and

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     (h)  The Purchaser is not in default of any requirements of the Securities
          Exchange Act of 1934 or the Securities Act of 1933 and the rules and regulations thereunder or of the rules and policies of the NASD as applied to the OTCBB system of electronic trading.

     (i) The Purchaser agrees to maintain in good standing all listing requirements now and at any future date, such requirements shall include but are not limited to those of the SEC and the Securities Exchange Act of 1934 or the Securities Act of 1933 and the rules and regulations thereunder, those required by the NASD, and the rules and policies of the NASD as applied to the OTCBB system of electronic trading, and any and all other corporate jurisdictions that may impact the good standing of its public trading listings.

4.3 The Purchaser acknowledges and agrees that the Vendor has entered into this Agreement relying on the warranties and representations and other terms and conditions hereof.


5.   COVENANTS OF THE VENDORS

5.1  The Vendors covenant and agree that they will:

     (a) cause to be taken all reasonably necessary steps, actions and corporate proceedings on the part of Subs 1-3 (including the approval of this Agreement by the directors of Subs 1-3) to enable it to vest a good and marketable title to the Subs 1-3 Shares in the Purchaser, free and clear of all liens, mortgages, encumbrances, equities or claims of every nature and kind whatsoever other than that outlined in the audited financial statements of Subs 1-3 as attached as Exhibit A to this Agreement;

     (b) if necessary, forthwith after the execution of this Agreement, obtain all necessary consents that may be required pursuant to the Assets in respect of the acquisition by the Purchaser of the Subs 1-3 Shares;

     (c) forthwith after the Closing of the transactions contemplated in this Agreement, confirm the appointments of Mr. Douglas Humphrey and Jurgen Wolf of the Vendor to the Board of Directors of the Purchaser subject only to their agreement and qualification to act as a director for a US public company; and

     (d) take all reasonably necessary steps and perform all reasonable acts necessary to register the transfer of Subs 1-3 Shares to the Purchaser as these transfers occur.


6.   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1 All representations, warranties, covenants and agreements made by the Vendor in this Agreement or pursuant hereto shall, unless otherwise expressly stated, survive the Closing and the payment of the Purchase Price.

6.2 All representations, warranties, covenants and agreements made by the Purchaser in this Agreement or pursuant hereto shall, unless otherwise expressly stated, survive the Closing, execution of further conveyances, the payment of the Purchase Price and any investigation at any time made by or on behalf of the Vendor.

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7.   CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

7.1 Notwithstanding anything herein contained, the obligation of The Purchaser to complete the purchase of the Subs 1-3 Shares hereunder is subject to the following conditions:

     (a) the representations and warranties of the Vendors contained in this Agreement shall be true as of Closing;

     (b) all of the covenants, agreements and deliveries of the Vendors to be performed on or before the Closing pursuant to the terms of this Agreement shall have been duly performed;

     (c) prior to the Closing, Subs 1-3 shall not have experienced any event or condition or taken any action of any character or have become aware of any action of any character that would adversely affect the Assets, or financial condition of Subs 1-3 so as to materially reduce the value of the Assets to the Purchaser;

     (d) The Purchaser and its counsel in their sole discretion are satisfied that at the Closing:

          (i) The Purchaser will acquire good and valid title to the Subs 1-3 Shares free and clear of liens, charges and encumbrances (subject to section 2.4); and

          (ii) this transaction will not be subject to being set aside under any applicable insolvency, bankruptcy, or similar legislation;

     (e) the transactions contemplated by this Agreement shall have been duly approved by the boards of directors of Subs 1-3, the Vendor, and by the CDNX, and shareholder approval of the Vendor, if necessary; and

     (f) no federal, provincial, regional or municipal government or any agency thereof shall have enacted any statute, regulation or bylaws or announced any policy that will materially and adversely affect the Assets or the right of Subs 1-3 to the full enjoyment of the Assets.

     (g) This Agreement is subject to due diligence to be conducted by the Purchaser on all aspects of Subs 1-3 or before the Closing date.

8.2 The foregoing conditions are for the exclusive benefit of the Purchaser and such conditions may be waived in whole or in part by the Purchaser on or prior to the Closing by delivery to the Vendor of a written waiver to that effect, signed by the Purchaser.


9.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE VENDOR

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9.1  Notwithstanding anything herein contained the obligation of the Vendor to complete the sale hereunder is subject to the following conditions:

     (a) the representations and warranties of the Purchaser contained in this Agreement shall be true as of the Closing;

     (b) The Purchaser shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing; and

     (c) the transactions contemplated by this Agreement shall have been duly approved by the boards of directors of Subs 1-3, the Purchaser, and by the CDNX, if necessary.

9.2 The foregoing conditions are for the exclusive benefit of the Vendor and any such condition may be waived in whole or in part by the Vendor at or prior to the time of Closing by delivering to the Purchaser a written waiver to that effect, signed by the Vendor.


10.  VENDORS' DELIVERIES

10.1 At the Closing the Vendor shall deliver or cause to be delivered to the Purchaser or to the Purchaser's agent:

     (a) a resolution of the board of directors of Subs 1-3 approving the transfer of 100% of the Subs 1-3 Shares to the Purchaser;

     (b) share certificates for 100% of Subs 1-3 Shares duly endorsed for transfer;

     (c) the corporate records and seals of Subs 1-3 including, without limiting the generality of the foregoing, Subs 1-3' constating documents and all minutes and resolutions of Subs 1-3' directors and shareholders;

     (d) copies of all documents (including, without limitation, records, correspondence and contracts relating to Subs 1-3 that have not been previously delivered before Closing and that the Purchaser in its reasonable opinion considers to be necessary or desirable for the conduct by the Purchaser of any activities related to the Assets.


11.  PURCHASER'S DELIVERIES

11.1 At the Closing, The Purchaser shall deliver or cause to be delivered share certificate(s) for the Purchaser Shares registered in the names of the Vendor.


12.  LOSS OR DAMAGE TO THE ASSETS PRIOR TO CLOSING

12.1 Until Closing, the Vendor shall cause Subs 1-3 to, and Subs 1-3 shall continue to, satisfy and comply with its operating and business obligations and shall not make or initiate any actions that could result in the default in or breach of any term, condition, provision or obligation to be performed in the course of the business of each company which would impair or result in the loss of Subs 1-3' interest in the Assets or adversely affect the business of Subs 1-3 or the purchase and sale herein contemplated.

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13.  NOTICES

13.1 Any notice or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if personally delivered, if mailed postage prepaid in any post office in Canada or the United States, or if given by telegram, telecopier, or facsimile, addressed to the addresses given for the parties to this Agreement.

13.2 Any such notice given as aforesaid shall be deemed to have been given to the parties hereto when delivered, if personally delivered, on the third business day following the date of mailing, if mailed, and on the same day as the telegraphing, telecopying, or facsimile transmission thereof, if telegraphed, telecopied, or transmitted by facsimile, PROVIDED HOWEVER, that during the period of any postal interruption in Canada or the United States any notice given hereunder by mail shall be deemed to have been given only as of the date of actual delivery of the same.

13.3 Any party may, from time to time by notice in writing given as aforesaid, change its address for the purposes of this section by giving notice of this change to the other parties.


14.  GENERAL PROVISIONS

14.1 Time shall be of the essence of this Agreement.

14.2 This Agreement contains the whole agreement between the Vendor and the Purchaser in respect of the purchase and sale of the Subs 1-3 Shares contemplated hereby and there are no warranties, representations, terms, conditions or collateral agreements, express, implied or statutory, other than expressly set forth in this Agreement.

14.3 This Agreement shall enure to the benefit of and be binding upon the parties hereto and, as applicable, their heirs, administrators, successors and assigns, and any reference herein to the Vendor or the Purchaser shall include, as applicable, their successors and assigns.

14.4 The parties hereto shall execute such further and other documents and do such further and other things as may be necessary to carry out and give effect to the intent of this Agreement.

14.5 This Agreement shall in all respects be governed by and be construed in accordance with the laws of the State of Nevada and the parties hereto agree to attorn to the courts thereof.

14.6 If any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail of its essential purpose. 14.10 Unless otherwise indicated, all dollar amounts referred to in this Agreement are in US dollars.

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14.12 All costs and expenses (including, without limitation, the fees and disbursements of legal counsel and any investment advisors) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses unless otherwise agreed to between the parties.

14.13 This Agreement may be executed in one or more counterparts and by facsimile, each of which counterparts so executed shall constitute an original and all of which together shall constitute one and the same agreement.

14.14 The parties hereto acknowledge that Page Fraser and Associates represents the Vendor and has provided no legal advice with respect to this Agreement to any other party.

14.15 The parties undersigned have read, acknowledged, understood and accepted or, in the case of Subs 1-3, consented to, the terms of the offer above.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.


U.S. OIL & GAS RESOURCES INC.

-------------------------------
Authorized Signatory


HADRO RESOURCES, INC.

-------------------------------
Authorized Signatory


The terms of the above offer are hereby acknowledged and consented to:

OAKHILLS ENERGY INC.

-------------------------------
Authorized Signatory

THOR ENERGY INC.

-------------------------------
Authorized Signatory

O.J. OIL & GAS INC.

-------------------------------
Authorized Signatory


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EXHIBIT "A"

Financial Statements of SUBS 1-3